Workiva Inc. Announces First Quarter 2023 Financial Results
•Increased Q1 2023 Subscription & Support Revenue by 21% over Q1 2022
•Generated Total Q1 2023 Revenue of $150.2 Million, up 16% over Q1 2022
•Achieved 24% YOY Growth of Customers with Annual Contract Value Over $150K

NEW YORK - May 2, 2023 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its first quarter ended March 31, 2023.
"The Workiva team delivered a solid quarter and continued to execute at a high level, resulting in subscription revenue growth of 21%," said Julie Iskow, President & Chief Executive Officer. "Accelerating subscription growth drove revenue above the high end of our first quarter guidance and contributed to our beat at the high end of our operating results guidance by $3.7 million."
"Our focus on multi-solution deals and account expansions led to the increase in the number of larger subscription contracts. In the first quarter, contracts valued at over $100K, $150K, and $300K per year were up 21%, 24%, and 33%, respectively from the first quarter of 2022," said Jill Klindt, Chief Financial Officer. "Additionally, our subscription and support revenue retention rate remained best-in-class at 98% for the first quarter of 2023."
"We continued to see healthy market demand for our platform and best-of-breed solutions, even in an uncertain macro environment," said Iskow. "We believe this is a result of the rapidly evolving market trend of increased stakeholder scrutiny of both financial data and non-financial data, which has made our product offerings more relevant than ever."
First Quarter 2023 Financial Highlights
•Revenue: Total revenue for the first quarter of 2023 reached $150.2 million, an increase of 16% from $129.7 million in the first quarter of 2022. Subscription and support revenue contributed $129.7 million, up 21% versus the first quarter of 2022. Professional services revenue was $20.5 million, a decrease of 9% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the first quarter of 2023 was $111.7 million compared with $98.8 million in the same quarter of 2022. GAAP gross margin was 74.3% versus 76.2% in the first quarter of 2022. Non-GAAP gross profit for the first quarter of 2023 was $113.4 million, an increase of 13.3% compared with the prior year's first quarter, and non-GAAP gross margin was 75.5% compared to 77.1% in the first quarter of 2022.
•Loss from Operations: GAAP loss from operations for the first quarter of 2023 was $46.8 million compared with a loss of $17.2 million in the prior year's first quarter. Non-GAAP loss from operations was $7.3 million compared with a loss of $1.2 million in the first quarter of 2022.
•GAAP Net Loss: GAAP net loss for the first quarter of 2023 was $46.2 million compared with a net loss of $18.5 million for the prior year's first quarter. GAAP net loss per basic and diluted share was $0.86 compared with a net loss per basic and diluted share of $0.35 in the first quarter of 2022.
•Non-GAAP Net Loss: Non-GAAP net loss for the first quarter of 2023 was $6.6 million compared with a loss of $2.5 million in the prior year's first quarter. Non-GAAP net loss per basic and diluted share was $0.12 compared with a net loss per basic and diluted share of $0.05 in the first quarter of 2022.
•Liquidity: As of March 31, 2023, Workiva had cash, cash equivalents, and marketable securities totaling $439.8 million, compared with $430.8 million as of December 31, 2022. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $15.0 million of finance lease obligations outstanding as of March 31, 2023.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,754 customers as of March 31, 2023, including 919 ParsePort ESEF customers, a net increase of 1,346 customers from March 31, 2022.
•Revenue Retention Rate: As of March 31, 2023, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 109%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2023, Workiva had 1,363 customers with an annual contract value (“ACV”) of more than $100,000, up 21% from 1,124 customers at March 31, 2022. Workiva had 746 customers with an ACV of more than $150,000, up 24% from 603 customers in the first quarter of 2022. Workiva had 247 customers with an ACV of more than $300,000, up 33% from 186 customers in the first quarter of 2022.
Financial Outlook
As of May 2, 2023, Workiva is providing guidance as follows:
Second Quarter 2023 Guidance:
•Total revenue is expected to be in the range of $153.0 million to $154.0 million.
•GAAP loss from operations is expected to be in the range of $27.0 million to $26.0 million.
•Non-GAAP loss from operations is expected to be in the range of $5.0 million to $4.0 million.
•GAAP net loss per basic share is expected to be in the range of $0.50 to $0.48.
•Non-GAAP net loss per basic share is expected to be in the range of $0.09 to $0.07.
•Net loss per basic share is based on 53.8 million weighted-average shares outstanding.
Full Year 2023 Guidance:
•Total revenue is expected to be in the range of $626.0 million to $628.0 million.
•GAAP loss from operations is expected to be in the range of $113.0 million to $111.0 million.
•Non-GAAP loss from operations is expected to be in the range of $7.0 million to $5.0 million.
•GAAP net loss per basic share is expected to be in the range of $2.09 to $2.05.
•Non-GAAP net loss per basic share is expected to be in the range of $0.13 to $0.09.
•Net loss per basic share is based on 54.0 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter 2023, in addition to discussing the Company’s outlook for the second quarter and full year 2023. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 9, 2023, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2023	2022
	(unaudited)
Revenue
Subscription and support	$129,664	$107,120
Professional services	20,525	22,554
Total revenue	150,189	129,674
Cost of revenue
Subscription and support (1)	24,133	18,533
Professional services (1)	14,385	12,340
Total cost of revenue	38,518	30,873
Gross profit	111,671	98,801
Operating expenses
Research and development (1)	45,791	35,884
Sales and marketing (1)	70,710	56,100
General and administrative (1)	42,011	23,994
Total operating expenses	158,512	115,978
Loss from operations	(46,841)	(17,177)
Interest income	3,717	280
Interest expense	(1,501)	(1,518)
Other expense, net	(940)	(165)
Loss before provision (benefit) for income taxes	(45,565)	(18,580)
Provision (benefit) for income taxes	585	(87)
Net loss	$(46,150)	$(18,493)
Net loss per common share:
Basic and diluted	$(0.86)	$(0.35)
Weighted-average common shares outstanding - basic and diluted	53,690,242	52,596,228

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2023	2022
	(unaudited)
Cost of revenue
Subscription and support	$1,072	$790
Professional services	633	452
Operating expenses
Research and development	4,697	2,725
Sales and marketing	6,958	4,085
General and administrative	24,682	7,257

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$195,485	$240,197
Marketable securities	244,338	190,595
Accounts receivable, net	77,151	106,316
Deferred costs	39,668	38,350
Other receivables	5,086	6,674
Prepaid expenses and other	23,713	17,957
Total current assets	585,441	600,089
Property and equipment, net	26,049	27,096
Operating lease right-of-use assets	12,714	13,932
Deferred costs, non-current	30,819	33,682
Goodwill	110,997	109,740
Intangible assets, net	27,111	28,234
Other assets	6,943	6,847
Total assets	$800,074	$819,620
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,394	$6,174
Accrued expenses and other current liabilities	79,342	83,999
Deferred revenue	309,781	316,263
Finance lease obligations	511	504
Total current liabilities	396,028	406,940
Convertible senior notes, non-current	340,582	340,257
Deferred revenue, non-current	35,601	38,237
Other long-term liabilities	1,533	1,518
Operating lease liabilities, non-current	10,948	12,102
Finance lease obligations, non-current	14,452	14,583
Total liabilities	799,144	813,637
Stockholders’ equity
Common stock	53	53
Additional paid-in-capital	575,549	537,732
Accumulated deficit	(571,266)	(525,116)
Accumulated other comprehensive loss	(3,406)	(6,686)
Total stockholders’ equity	930	5,983
Total liabilities and stockholders’ equity	$800,074	$819,620

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(46,150)	$(18,493)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,800	1,959
Stock-based compensation expense	38,042	15,309
Provision for (recovery of) doubtful accounts	106	(29)
Realized loss on sale of available-for-sale securities, net	561	—
(Accretion) amortization of premiums and discounts on marketable securities, net	(1,028)	660
Amortization of issuance costs and debt discount	325	324
Deferred income tax	(10)	(211)
Changes in assets and liabilities:
Accounts receivable	29,363	6,581
Deferred costs	1,770	1,444
Operating lease right-of-use asset	1,295	1,301
Other receivables	95	180
Prepaid expenses	(5,732)	(1,132)
Other assets	(74)	23
Accounts payable	207	4,364
Deferred revenue	(9,955)	606
Operating lease liability	(1,172)	(1,342)
Accrued expenses and other liabilities	(4,880)	(12,481)
Net cash provided by (used in) operating activities	5,563	(937)
Cash flows from investing activities
Purchase of property and equipment	(198)	(532)
Purchase of marketable securities	(125,815)	(34,148)
Sale of marketable securities	43,713	14,981
Maturities of marketable securities	31,905	26,250
Purchase of intangible assets	(79)	(40)
Net cash (used in) provided by investing activities	(50,474)	6,511

Cash flows from financing activities
Proceeds from option exercises	1,457	825
Taxes paid related to net share settlements of stock-based compensation awards	(7,228)	(8,570)
Proceeds from shares issued in connection with employee stock purchase plan	5,546	5,218
Principal payments on finance lease obligations	(124)	(442)
Net cash used in financing activities	(349)	(2,969)
Effect of foreign exchange rates on cash	548	85
Net (decrease) increase in cash and cash equivalents	(44,712)	2,690
Cash and cash equivalents at beginning of period	240,197	300,386
Cash and cash equivalents at end of period	$195,485	$303,076

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2023	2022
Gross profit, subscription and support	$105,531	$88,587
Add back: Stock-based compensation	1,072	790
Gross profit, subscription and support, non-GAAP	$106,603	$89,377

Gross profit, professional services	$6,140	$10,214
Add back: Stock-based compensation	633	452
Gross profit, professional services, non-GAAP	$6,773	$10,666

Gross profit	$111,671	$98,801
Add back: Stock-based compensation	1,705	1,242
Gross profit, non-GAAP	$113,376	$100,043

Cost of revenue, subscription and support	$24,133	$18,533
Less: Stock-based compensation	1,072	790
Cost of revenue, subscription and support, non-GAAP	$23,061	$17,743

Cost of revenue, professional services	$14,385	$12,340
Less: Stock-based compensation	633	452
Cost of revenue, professional services, non-GAAP	$13,752	$11,888

Research and development	$45,791	$35,884
Less: Stock-based compensation	4,697	2,725
Less: Amortization of acquisition-related intangibles	886	495
Research and development, non-GAAP	$40,208	$32,664

Sales and marketing	$70,710	$56,100
Less: Stock-based compensation	6,958	4,085
Less: Amortization of acquisition-related intangibles	601	200
Sales and marketing, non-GAAP	$63,151	$51,815

General and administrative	$42,011	$23,994
Less: Stock-based compensation	24,682	7,257
General and administrative, non-GAAP	$17,329	$16,737

Loss from operations	$(46,841)	$(17,177)
Add back: Stock-based compensation	38,042	15,309
Add back: Amortization of acquisition-related intangibles	1,487	695
Loss from operations, non-GAAP	$(7,312)	$(1,173)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2023	2022
Net loss	$(46,150)	$(18,493)
Add back: Stock-based compensation	38,042	15,309
Add back: Amortization of acquisition-related intangibles	1,487	695
Net loss, non-GAAP	$(6,621)	$(2,489)

Net loss per basic and diluted share:	$(0.86)	$(0.35)
Add back: Stock-based compensation	0.71	0.29
Add back: Amortization of acquisition-related intangibles	0.03	0.01
Net loss per basic share, non-GAAP	$(0.12)	$(0.05)
Net loss per diluted share, non-GAAP	$(0.12)	$(0.05)

Weighted-average common shares outstanding - basic, non-GAAP	53,690,242	52,596,228
Weighted-average common shares outstanding - diluted, non-GAAP	53,690,242	52,596,228

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending June 30, 2023			Year ending December 31, 2023

Loss from operations, GAAP range	$(27,000)	-	$(26,000)	$(113,000)	-	$(111,000)
Add back: Stock-based compensation	20,500		20,500	100,200		100,200
Add back: Amortization of acquisition-related intangibles	1,500		1,500	5,800		5,800
Net loss from operations, non-GAAP range	$(5,000)	-	$(4,000)	$(7,000)	-	$(5,000)

Net loss per share, GAAP range	$(0.50)	-	$(0.48)	$(2.09)	-	$(2.05)
Add back: Stock-based compensation	0.38		0.38	1.85		1.85
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.11		0.11
Net loss per share, non-GAAP range	$(0.09)	-	$(0.07)	$(0.13)	-	$(0.09)

Weighted-average common shares outstanding - basic	53,800,000		53,800,000	54,000,000		54,000,000